Exhibit 99.1

Seadrill Announces First Quarter 2026 Results

Hamilton, Bermuda, May 11, 2026 - Seadrill Limited (“Seadrill” or the “Company”) (NYSE: SDRL) today announced its first quarter 2026 results.

Highlights
•Secured multiple contract awards across the U.S. Gulf, Brazil and Angola, adding over $860 million to Contract Backlog(1) since the February fleet status report. Contract Backlog now stands at $3.1 billion.
•West Capella and West Jupiter projects completed ahead of schedule and on budget.
•Reported a net loss of $7 million and Adjusted EBITDA(2) of $97 million.
•Increased full year 2026 Total operating revenues and Adjusted EBITDA(3) guidance ranges as follows: Total operating revenues range increased to $1.43 - $1.48 billion (previously $1.40 - $1.45 billion), excluding $50 million of reimbursable revenues, Adjusted EBITDA range increased to $370 - $420 million (previously $350 - $400 million). Capital Expenditure and Long-Term Maintenance range maintained at $200 - $240 million.

Financial Highlights

Figures in USD million, unless otherwise indicated	Three months ended March 31, 2026	Three months ended December 31, 2025
Total operating revenues	358	362
Contract revenues	277	273
Net loss	(7)	(10)
Adjusted EBITDA	97	88
Adjusted EBITDA margin excluding Reimbursables(2)	27.9%	25.4%
Diluted loss per share ($)	(0.11)	(0.16)

“Seadrill delivered a solid quarter financially and operationally, including the completion of two major projects ahead of schedule and on budget. These achievements, together with recent commercial success, enhance visibility toward higher earnings and Free Cash Flow(4) in the second half of 2026 and into 2027,” said President and CEO Samir Ali. “Increasing demand for deepwater rigs is supported by multiple customers across multiple regions, and with a renewed global focus on energy security, we see growing tailwinds into 2027 to drive positive dayrate momentum.”
Financial and Operational Results
First quarter 2026 Total operating revenues decreased to $358 million, compared to $362 million in the prior quarter. The decrease was largely attributable to fewer operating days and lower reimbursable revenues, partially offset by increases in fleet-wide Economic utilization(5) and average contractual dayrates. First quarter 2026 Total operating expenses decreased by $10 million to $334 million, compared to $344 million in the prior quarter, primarily driven by the capitalization of expenses related to the West Jupiter's first quarter contract preparations.
Net loss for the first quarter was $7 million. Adjusted EBITDA was $97 million, compared to $88 million in the prior quarter.

Balance Sheet and Cash Flow
At quarter-end, Seadrill had gross principal debt of $625 million and $329 million in cash, cash equivalents and restricted cash, for a net debt position of $296 million. The use of cash during the first quarter of 2026 included $51 million for capital additions and long-term maintenance, and was impacted by payments for contract preparation activities for West Jupiter and West Capella as well as timing of

Exhibit 99.1
working capital. Both rigs successfully commenced operations late in the first quarter of 2026, with mobilization revenue relating to West Jupiter and West Capella due to be collected in the second quarter of 2026.

Commercial Activity and Contract Backlog
•West Polaris was awarded a three-year contract extension with Petrobras in Brazil, commencing in January 2028 and adding approximately $480 million to Contract Backlog.
•West Neptune and West Vela both secured work in the U.S. Gulf with LLOG, a subsidiary of Harbour Energy, adding $260 million to Contract Backlog. West Neptune was awarded a 365 day contract extension, with operations scheduled to commence in October 2026, and West Vela was awarded a program with a duration of 270 days, with an expected commencement in September 2026.
•Sonangol Quenguela secured a contract extension with TotalEnergies in Angola. The additional term is for an estimated 480 days, committing the rig into July 2028.
•West Carina extended its current contract in Brazil into June 2026.

As of May 11, 2026, Seadrill’s Contract Backlog was approximately $3.1 billion. The Company has provided an updated fleet status report on the Investor Relations section of its website, www.seadrill.com.

Conference Call Information
The Company will host a conference call to discuss its results on Monday, May 11, 2026 at 08:00 CT / 15:00 CET. Interested participants may join the call by dialing +1 (800) 715-9871 (Conference ID: 2874047) at least 15 minutes prior to the scheduled start time. The Company will webcast the call live on the Investor Relations section of its website, where a replay will be available afterwards.

(1) Contract Backlog includes all firm contracts at the contractual operating dayrate multiplied by the number of days remaining in the firm contract period. It includes management contract revenues and leasing revenues from bareboat charter arrangements and excludes revenues for mobilization, demobilization, contract preparation, and other incentive provisions and backlog relating to non-consolidated entities.
(2) These are non-GAAP measures. For a definition and a reconciliation to the most comparable GAAP measure, see Appendices.
(3) Due to the forward-looking nature of Adjusted EBITDA, management cannot reliably predict certain of the necessary components of the most directly comparable forward-looking GAAP measure, net income. Accordingly, the Company is unable to present a quantitative reconciliation of such forward-looking non-GAAP financial measure to the most directly comparable forward-looking GAAP financial measure without unreasonable effort. The unavailable information could have a significant effect on the Company's full year 2026 GAAP financial results.
(4) Free Cash Flow is a non-GAAP measure, calculated as Net cash (used in)/provided by operating activities less Additions to drilling units and equipment.
(5) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period. If a drilling unit earns its full operating dayrate throughout a reporting period, its economic utilization would be 100%. However, there are many situations that give rise to a dayrate being earned that is less than the contractual operating rate, such as planned downtime for maintenance. In such situations, economic utilization reduces below 100%.

Exhibit 99.1
About Seadrill
Seadrill is setting the standard in deepwater oil and gas drilling. With its modern fleet, experienced crews, and advanced technologies, Seadrill safely, efficiently, and responsibly unlocks oil and gas resources for national, integrated, and independent oil companies. For further information, visit www.seadrill.com.

Contact
Kevin Smith
VP - Corporate Finance & IR
ir@seadrill.com

Exhibit 99.1
Forward-Looking Statements
This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this news release, including, without limitation, those regarding the Company’s outlook and guidance, plans, strategies, business prospects, contract awards, financial performance, operations, litigation, rig activity and changes and trends in its business and the markets in which it operates, are forward-looking statements. These forward-looking statements can often, but not necessarily, be identified by the use of forward-looking terminology, including the terms "assumes", "projects", "forecasts", "estimates", "expects", "anticipates", "believes", "plans", "intends", "may", "might", "will", "would", "can", "could", "should" or, in each case, their negative, or other variations or comparable terminology. These statements are based on management’s current plans, expectations, assumptions and beliefs concerning future events impacting the Company and therefore involve a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: those described under Part I, Item 1A, "Risk Factors" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the United States ("U.S.") Securities and Exchange Commission (the “SEC”) on February 26, 2026, offshore drilling market conditions including supply and demand, dayrates, customer drilling programs and effects of new or reactivated rigs on the market, contract awards and rig mobilizations, contract backlog, dry-docking and other costs of maintenance, special periodic surveys, upgrades and regulatory work for the drilling units in the Company’s fleet, the performance of the drilling units in the Company’s fleet, delay in payment or disputes with customers, the Company’s ability to successfully employ its drilling units, procure or have access to financing, ability to comply with loan covenants, fluctuations in the international price of oil, international financial market conditions, U.S. trade policy and tariffs and worldwide reactions thereto, inflation, changes in governmental regulations that affect the Company or the operations of the Company’s fleet, increased competition in the offshore drilling industry, the review of competition authorities, the impact of global economic conditions and global health threats, pandemics and epidemics, our ability to maintain relationships with suppliers, customers, employees and other third parties, our ability to maintain adequate financing to support our business plans, our ability to successfully complete and realize the intended benefits of any mergers, acquisitions and divestitures, and the impact of other strategic transactions, our liquidity and the adequacy of cash flows to satisfy our obligations, future activity under and in respect of the Company’s share repurchase program, our ability to satisfy (or timely cure any noncompliance with) the continued listing requirements of the New York Stock Exchange, the cancellation of drilling contracts currently included in reported contract backlog, losses on impairment of long-lived fixed assets, shipyard, construction and other delays, the results of meetings of our shareholders, political and other uncertainties, including those related to the conflicts in Ukraine and the Middle East (including the current conflict in Iran), and any related sanctions, the effect and results of litigation, regulatory matters, settlements, audits, assessments and contingencies, including any litigation related to acquisitions or dispositions, the concentration of our revenues in certain geographical jurisdictions, limitations on insurance coverage, our ability to attract and retain skilled personnel on commercially reasonable terms, the level of expected capital expenditures, our expected financing of such capital expenditures and the timing and cost of completion of capital projects, fluctuations in interest rates or exchange rates and currency devaluations relating to foreign or U.S. monetary policy, tax matters, changes in tax laws, treaties and regulations, tax assessments and liabilities for tax issues, legal and regulatory matters in the jurisdictions in which we operate, customs and environmental matters, the potential impacts on our business resulting from decarbonization and emissions legislation and regulations, the impact on our business from climate change generally, the occurrence of cybersecurity incidents, attacks or other breaches to our information technology systems, including our rig operating systems, and other important factors described from time to time in the reports filed or furnished by us with the SEC.
The foregoing risks and uncertainties are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond our control. In many cases, we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or to any person(s) acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement. We expressly disclaim any obligations or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in our expectations or beliefs with regard to the statement or any change in events, conditions or circumstances on which any forward-looking statement is based, except as required by securities laws.
Investors should note that we announce material financial information in SEC filings, press releases and public conference calls. Based on guidance from the SEC, we may use the Investors section of our website (www.seadrill.com) to communicate with investors, and we intend to post presentations and fleet status reports there, among other things. It is possible that the financial and other information posted there could be deemed to be material information. The information on our website is not part of, and is not incorporated into, this news release. Furthermore, references to our website URLs are intended to be inactive textual references only.

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
(In $ millions, except per share data)	2026	2025
Operating revenues
Contract revenues	277	248
Reimbursable revenues (1)	10	15
Management contract revenues (1)	63	61
Leasing revenues (1)	8	8
Other revenues	—	3
Total operating revenues	358	335
Operating expenses
Vessel and rig operating expenses	(181)	(179)
Reimbursable expenses	(10)	(15)
Depreciation and amortization	(71)	(55)
Management contract expenses	(46)	(45)
Selling, general and administrative expenses	(25)	(23)
Merger and integration related expenses	(1)	—
Total operating expenses	(334)	(317)
Operating profit	24	18
Financial and other non-operating items
Interest income	2	4
Interest expense	(15)	(15)
Equity in earnings of equity method investments (net of tax)	4	8
Other financial and non-operating items	1	(14)
Total financial and other non-operating items, net	(8)	(17)
Profit before income taxes	16	1
Income tax expense	(23)	(15)
Net loss	(7)	(14)
Basic LPS ($)	(0.11)	(0.23)
Diluted LPS ($)	(0.11)	(0.23)
(1) Includes revenue from related parties of $75 million and $79 million, for the three months ended March 31, 2026, and March 31, 2025, respectively.

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In $ millions, except share data)	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	304	339
Restricted cash	25	26
Accounts receivables, net	214	162
Amounts due from related parties, net	7	—
Other current assets	261	231
Total current assets	811	758
Non-current assets
Equity method investment	62	58
Drilling units, net of accumulated depreciation of 754 as of March 31, 2026 (December 31, 2025: 682)	2,950	2,969
Deferred tax assets	29	44
Equipment	15	8
Other non-current assets	125	110
Total non-current assets	3,181	3,189
Total assets	3,992	3,947
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Trade accounts payable	80	61
Other current liabilities	337	313
Total current liabilities	417	374
Non-current liabilities
Long-term debt	614	613
Deferred tax liabilities	16	14
Other non-current liabilities	94	88
Total non-current liabilities	724	715
Shareholders' equity
Common shares of par value $0.01 per share: 375,000,000 shares authorized as of March 31, 2026 (December 31, 2025: 375,000,000) and 62,449,447 issued as of March 31, 2026 (December 31, 2025: 62,374,171)	1	1
Additional paid-in capital	1,986	1,986
Accumulated other comprehensive income	1	1
Retained earnings	863	870
Total shareholders' equity	2,851	2,858
Total liabilities and shareholders' equity	3,992	3,947

Exhibit 99.1
SEADRILL LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three months ended March 31,
(In $ millions)	2026	2025
Cash flows from operating activities
Net loss	(7)	(14)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	71	55
Equity in earnings of equity method investment (net of tax)	(4)	(8)
Deferred tax expense	17	3
Unrealized gain on foreign exchange	—	(1)
Amortization of bond issuance costs	1	1
Share based compensation expense	1	4
Other	—	12
Other cash movements in operating activities
Additions to long-term maintenance	(38)	(54)
Changes in operating assets and liabilities
Accounts receivable, net	(52)	42
Trade accounts payable	11	(35)
Prepaid expenses	2	(2)
Deferred revenue	(10)	(9)
Deferred contract costs	(35)	6
Related party receivables	(7)	—
Other assets	(12)	(2)
Other liabilities	40	(25)
Net cash used in operating activities	(22)	(27)
Cash flows from investing activities
Additions to drilling units and equipment	(13)	(45)
Other	—	(4)
Net cash used in investing activities	(13)	(49)
Cash flows from financing activities
Taxes withheld on employee stock transactions	(1)	—
Net cash used in financing activities	(1)	—
Effect of exchange rate changes on cash	—	1
Net decrease in cash and cash equivalents, including restricted cash	(36)	(75)
Cash and cash equivalents, including restricted cash, at beginning of the period	365	505
Cash and cash equivalents, including restricted cash, at the end of period	329	430

Exhibit 99.1
Appendix I - Reconciliation of Net loss to Adjusted EBITDA (Unaudited)
Adjusted EBITDA represents Net loss before depreciation and amortization, loss on impairment of long-lived assets, gain on disposals, income tax expense/benefit, total financial and non-operating items, other income and similar non-cash charges. Additionally, in any given period, the Company may have significant, unusual or non-recurring items which may be excluded from Adjusted EBITDA for that period. When applicable, these items are fully disclosed and incorporated into the reconciliation provided below. Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of Total operating revenues. Adjusted EBITDA excluding Reimbursables, represents Adjusted EBITDA, excluding Reimbursable revenues and Reimbursable expenses. Adjusted EBITDA Margin excluding Reimbursables represents Adjusted EBITDA excluding Reimbursables as a percentage of Total operating revenues excluding Reimbursable revenues.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables are non-GAAP financial measures. The Company believes that the aforementioned non-GAAP financial measures assist investors by excluding the potentially disparate effects between periods of depreciation and amortization, income tax expense/benefit, total financial items and non-operating items, merger and integration related expenses, loss on impairment of long-lived assets, gain on disposals and other adjustments specified, which are affected by various and possibly changing financing methods, capital structure and historical cost basis and which may significantly affect Net loss between periods.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables should not be considered as alternatives to Net loss or any other indicator of Seadrill Limited’s performance calculated in accordance with GAAP. Because the definitions of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables (or similar measures) may vary among companies and industries, they may not be comparable to other similarly titled measures used by other companies.

The tables below reconcile Net loss, the most directly comparable GAAP measure, to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBITDA excluding Reimbursables and Adjusted EBITDA Margin excluding Reimbursables.

(In $ millions, unless otherwise indicated)	Three months ended March 31, 2026	Three months ended December 31, 2025
Net loss (a)	(7)	(10)
Depreciation and amortization	71	69
Loss on impairment of long-lived assets	—	22
Gain on disposals	—	(1)
Income tax expense/(benefit)	23	(29)
Total financial and other non-operating items, net	8	36
Merger and integration related expenses	1	1
Other adjustments (1)	1	—
Adjusted EBITDA (b)	97	88
Total operating revenues (c)	358	362
Net loss margin (a)/(c)	(2.0)%	(2.8)%
Adjusted EBITDA margin (b)/(c)	27.1%	24.3%

(In $ millions, unless otherwise indicated)	Three months ended March 31, 2026	Three months ended December 31, 2025
Adjusted EBITDA (b)	97	88
Reimbursable revenues	(10)	(16)
Reimbursable expenses	10	16
Adjusted EBITDA excluding Reimbursables (d)	97	88
Total operating revenues (c)	358	362
Reimbursable revenues	(10)	(16)
Total operating revenues excluding Reimbursable revenues (e)	348	346
Adjusted EBITDA margin excluding Reimbursables (d)/(e)	27.9%	25.4%
(1) Primarily related to executive management separation costs.

Exhibit 99.1
Appendix II - Contract Revenues Supporting Information (Unaudited)(1)

	Three months ended March 31, 2026	Three months ended December 31, 2025
Average number of rigs on contract(2)	9	10
Average contractual dayrates(3) (in $ thousands)	343	319
Economic utilization(4)	94.6%	91.0%

(1) Excludes three drillships managed on behalf of Sonadrill (West Gemini, Sonangol Quenguela, Sonangol Libongos).
(2) The average number of rigs on contract is calculated by dividing the aggregate days the Company's rigs were on contract during the reporting period by the number of days in that reporting period.
(3) The average contractual dayrate is calculated by dividing the aggregate contractual dayrates during a reporting period by the aggregate number of days for the reporting period.
(4) Economic utilization is defined as dayrate revenue earned during the period, excluding bonuses, divided by the contractual operating dayrate, multiplied by the number of days on contract in the period. If a drilling unit earns its full operating dayrate throughout a reporting period, its economic utilization would be 100%. However, there are many situations that give rise to a dayrate being earned that is less than the contractual operating rate, such as planned downtime for maintenance. In such situations, economic utilization reduces below 100%.

Exhibit 99.1
Appendix III - Reconciliation of Net cash used in operating activities to Free Cash Flow (Unaudited)
The Company also presents Free Cash Flow as a non-GAAP liquidity measure. Free Cash Flow is calculated as Net cash used in operating activities less Additions to drilling units and equipment. The Company believes Free Cash Flow is useful to investors, as it allows greater transparency of the utilization or generation of cash by the business. Because the definition of Free Cash Flow may vary among companies and industries, it may not be comparable to other similarly titled measures used by other companies. The table below reconciles Net cash used in operating activities, the most directly comparable GAAP measure, to Free Cash Flow for the three months ended March 31, 2026 and December 31, 2025.

(In $ millions)	Three months ended March 31, 2026	Three months ended December 31, 2025
Net cash used in operating activities	(22)	(40)
Additions to drilling units and equipment	(13)	(23)
Free Cash Flow	(35)	(63)